                                                                      EXHIBIT 12

                         U S WEST COMMUNICATIONS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                       ---------  ---------  ---------
Income before taxes..................................................................  $   2,150  $   2,018  $   2,001

Interest expense (net of amounts capitalized)........................................        386        374        414
Interest factor on rentals ( 1/3)....................................................         56         67         54
                                                                                       ---------  ---------  ---------
Earnings available for fixed charges.................................................  $   2,592  $   2,459  $   2,469
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Interest expense.....................................................................  $     411  $     394  $     445
Interest factor on rentals ( 1/3)....................................................         56         67         54
                                                                                       ---------  ---------  ---------
Fixed charges........................................................................  $     467  $     461  $     499
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Ratio of earnings to fixed charges...................................................       5.55       5.33       4.95
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